Exhibit 1.01

IMAX CORPORATION

Conflict Minerals Report

For The Year Ended December 31, 2015

This report for the year ended December 31, 2015 is presented to comply with Rule 13p-1 under the Securities Exchange Act of 1934 (the “Rule”). The Rule was adopted by the Securities and Exchange Commission (the “SEC”) to implement reporting and disclosure requirements related to conflict minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”). The Rule imposes certain reporting obligations on SEC registrants whose manufactured products contain conflict minerals which are necessary to the functionality or production of their products. The term “conflict mineral” is defined in Form SD under the SEC’s conflict mineral rules as: (A) columbite-tantalite, also known as coltan (the metal ore from which tantalum is extracted); cassiterite (the metal ore from which tin is extracted); gold; wolframite (the metal ore from which tungsten is extracted); or their derivatives which are limited to tantalum, tin, and tungsten, unless the Secretary of State determines that additional derivatives are financing conflict in the Democratic Republic of the Congo or an adjoining country or (B) any other mineral or its derivatives determined by the Secretary of State to be financing conflict in the Democratic Republic of the Congo or an adjoining country. Tin, tungsten, tantalum and gold will herein be referred to as the “3TGs”.

Pursuant to the Rule, IMAX Corporation (herein referred to as “IMAX,” the “Company,” “we,” “us,” or “our”) has undertaken a reasonable country of origin inquiry (“RCOI”) for products manufactured or contracted to be manufactured by IMAX during calendar year 2015. In response to representations from certain of its suppliers obtained in the course of the RCOI, IMAX has conducted due diligence on the source and chain of custody of the necessary 3TGs in its products that it had reason to believe originated from the Democratic Republic of the Congo (the “DRC”) or an adjoining country (collectively, defined as the “Covered Countries”). For that reason, IMAX is required under the Rule to undertake due diligence and to submit to the SEC a Conflict Minerals Report (“CMR”) as an Exhibit to Form SD.

This report has been prepared by management of IMAX. The information includes the activities of all majority-owned subsidiaries and variable interest entities that are required to be consolidated. It does not include the activities of variable interest entities that are not required to be consolidated.

1.	Company Overview

IMAX is one of the world’s leading entertainment technology companies, specializing in motion picture technologies and presentations. IMAX’s principal businesses are: (i) the design and manufacture of premium theater systems and the sale, lease or contribution of those systems to customers under theater arrangements; and (ii) the digital remastering of films in the IMAX format and the exhibition of those films in the IMAX theater network. The IMAX theater systems contain many electronic components, which in turn contain 3TGs that are necessary to their functionality or production.

2.	Supply Chain

IMAX develops and designs all of the key elements of the proprietary technology involved in its theater systems. Fabrication of a majority of parts and sub-assemblies, however, is subcontracted to a group of third-party suppliers. IMAX, therefore, is a purchaser of parts, components and manufactured products that are many steps downstream in the minerals supply chain. As a result, IMAX’s due diligence measures can provide only reasonable and not absolute assurance regarding the source and chain of custody of the necessary 3TGs. IMAX’s due diligence processes are based on the necessity of seeking data from its direct suppliers and those suppliers seeking similar information within their supply chains to identify the original sources of the necessary 3TGs.

3.	Product Description

IMAX’s theater systems may contain conflict minerals within the following components:

•	Tantalum, primarily used in capacitors;

•	Tin, used in soldered components;

•	Tungsten, used in lamp electrodes (solely for IMAX’s non-laser based theater systems); and

•	Gold, used in circuit boards, electrodes, connectors and electronic components.

4.	Reasonable Country of Origin Inquiry

IMAX has engaged Assent Compliance (“Assent”) to assist with the implementation of its conflict minerals program. For 2015, IMAX began its RCOI by compiling a list of suppliers, which was extracted from the Company’s preferred vendor list. The list was then filtered to ensure that all suppliers surveyed by the Company actually provided items that were used in final products in 2015. Specifically, the list was filtered to remove:

•	Service providers/suppliers;

•	Indirect materials suppliers; and

•	Inactive suppliers (minimum 1 year since last purchase).

The filtered list was composed of 259 suppliers, which was provided to Assent and uploaded to Assent’s Compliance Manager software system (“Assent Compliance Manager”).

Assent conducted additional analysis of the supply chain which, combined with supplier feedback, resulted in 2 additional suppliers being removed from the scope of the conflict minerals inquiry. These suppliers were removed based on the following factors, which were provided either directly by the suppliers or through Assent’s secondary analysis:

•	Whether a supplied product was merely packaging (labels do not count as packaging);

•	Whether the parts a supplier used did not end up in the final product (e.g., such as equipment used to make the product, including industrial equipment, computers, etc.);

•	Whether a supplier used test labs to determine, for example, the resistance or durability of a product;

•	Whether a supplier was solely a service provider; and

•	Whether a supplier supplied anything to IMAX in the last year.

After limiting the scope of inquiry, Assent conducted the supplier survey portion of the RCOI. The supplier survey utilized a template developed by the Electronic Industry Citizenship Coalition® and The Global e-Sustainability Initiative (“EICC/GeSI”) called the Conflict Mineral Report Template (“CMRT”). The CMRT was developed to facilitate general disclosures and information regarding smelters or refiners that provide materials to the supplier. It includes questions regarding the supplier’s conflict-free minerals policy, the engagement process with its direct suppliers and identification of the smelters or refiners used by the supplier. Non-responsive suppliers were contacted a minimum of three times by the Assent Compliance Manager, and were also contacted by the Assent Compliance Supply Chain team on a one-on-one basis, with two follow-ups.

Communications from Assent also include training and education on completion of the CMRT, as well as access to a resource center for suppliers designed to answer questions. All communications with suppliers were monitored and tracked in Assent’s system for future reporting and transparency.

For calendar year 2015, IMAX’s program continued to include automated data validation on all submitted CMRTs. The goal of automated data validation is to increase the accuracy of submissions and to identify any contradictory answers in a CMRT. Based on the automated data validation, each CMRT is classified as valid or invalid, and data records are retained. Suppliers who submit invalid forms are contacted and are encouraged to resubmit a valid form.

As of May 20, 2016, IMAX has received 168 CMRT forms from suppliers. Of the responses received, 63 suppliers claimed that they source 3TGs from the Covered Countries. There were 11 invalid supplier submissions. Many suppliers are still unable to provide all of the smelters or refiners used for materials supplied to IMAX, and some responses indicated an “unknown” status with respect to the origin of their materials.

After completing the RCOI, IMAX then implemented due diligence measures on the source and chain of custody of such conflict minerals, as further described below.

5.	Due Diligence

As a result of the RCOI, IMAX has reason to believe that some of the 3TG minerals included in its systems may have originated in the Covered Countries. Therefore, IMAX conducted supply chain due diligence on the source and chain of custody of the minerals, in a manner consistent with the framework promulgated by the Organisation for Economic Co-operation and Development (“OECD”) and its Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High Risk Areas, including the related supplements on gold, tin, tantalum and tungsten (“OECD Guidance”), an internationally recognized due diligence framework. IMAX has taken the actions described below to adhere to the OECD guidance.

5.1	Establish Strong Company Management Systems

5.1.1	Conflict Minerals Policy

IMAX adopted a Conflict Minerals Policy in 2014 committed to addressing the concern that certain minerals that are contained in its systems may contribute to the funding of military conflict and human rights violations in the Covered Countries. Through this policy, IMAX has encouraged its suppliers and sub-suppliers to responsibly source 3TGs. This policy is available publicly on the Company’s website at http://www.imax.com/content/corporate-governance.

5.1.2	Internal Team

To ensure conflict mineral compliance, IMAX established an internal management system to support the conflict minerals team, which includes representatives from IMAX’s technology, supply chain management and legal teams. The conflict minerals team is responsible for implementing IMAX’s conflict minerals program. Management, including senior members of the technology and procurement groups, are briefed about issues arising under the Company’s conflict minerals compliance program.

5.1.3	Control Systems

Controls adopted include, but are not limited to, IMAX’s Code of Business Conduct and Ethics, which outlines expected behaviors for all IMAX employees, IMAX’s Conflicts Minerals Policy, the IMAX Supplier Compliance Document, and supplier conflict minerals contract clauses as further described below.

A number of parts contained in IMAX’s products are commercial, off-the-shelf (“COTS”) components. Each new purchase order for COTS components requires that the supplier assist the Company in implementing its Conflict Minerals Policy, such as by completing the CMRT. IMAX further compiles a list of all unique COTS items contained in IMAX products, and contacts the manufacturers of each COTS items to request completion of the CMRT.

IMAX also contracts with various suppliers for fabricated assemblies. Based on drawings provided by IMAX, suppliers fabricate a portion of these assemblies from various materials, such as metal for enclosures. These fabricated assemblies are in turn used by IMAX in the assembly of its products. All new purchase agreements for the manufacturing of assemblies incorporated into IMAX products contain clauses that require suppliers to assist IMAX in implementing its Conflict Minerals Policy, such as by completing the CMRT. However, contracts with our direct suppliers are frequently multi-year term contracts. In the case of existing contracts, we generally are unable to unilaterally impose new contract terms prior to expiration of the contract. However, IMAX works individually with key selected suppliers to insure they provide 3TG sourcing information for current contracts. As the Company renews contracts or enters into new ones, it intends to add a clause that requires all applicable suppliers assist IMAX in implementing its Conflict Minerals Policy.

5.1.4	Supplier Engagement

With respect to the OECD requirement to strengthen engagement with suppliers, IMAX has, through Assent, provided education on conflict minerals regulation as well as communicated IMAX’s expectations of the parties’ continued business relationship through video, recorded training and documented instructions. Feedback from engagement with suppliers has allowed IMAX to enhance the supplier training, and to ensure that communications with the Company’s suppliers are focused and adapted appropriately to each supplier.

5.1.5	Grievance Mechanism

In the event of an actual or possible violation of the Company’s policies, including the Company’s Conflict Minerals Policy, employees (internal) and suppliers (external) can report violations as part of the Company’s whistleblower protocol for reporting suspected violations of the IMAX Code of Business Conduct and Ethics. The Company’s Code of Business Conduct and Ethics is available at http://www.imax.com/content/corporate-governance.

5.1.6	Maintain Records

Assent maintains all relevant documentation for a minimum of five years as per OECD Due Diligence Guidelines.

5.2.	Identify and assess risk in the supply chain

Because of IMAX’s size, the complexity of its products, and the depth, breadth and constant evolution of its supplier chain, it is difficult to identify actors upstream from the Company’s direct suppliers. The majority of IMAX’s direct suppliers who were surveyed and who responded to the survey identified their components and products as containing 3TGs. These suppliers are relied upon to provide IMAX with information about the source of 3TGs contained in the components and products supplied to us.

Risks are identified based on criteria established for supplier responses in IMAX’s conflict minerals compliance system. Specifically, with assistance from Assent, supplier risk is classified as high, medium or low based on various scoring criteria, including: (1) whether the smelter or refiner is recognized by a regulated body and has an associated number; (2) an analysis of the smelter or refiner country and its proximity to Covered Countries; and (3) whether the smelter or refiner is certified as conflict-free via the Conflict-Free Sourcing Initiative (“CFSI”) or the London Bullion Market Association (“LBMA”). Where a smelter or refiner is claimed to be “conflict-free”, the facility is cross-referenced against the lists maintained by the CFSI or LBMA. In cases where IMAX identifies supplier risk, IMAX will contact the supplier, gather pertinent data and perform an assessment of the supplier’s conflict minerals status.

The results of IMAX’s smelter and refiner data analysis are described in Section 6 below.

The Company believes that the inquiries and investigations described above represent a reasonable effort to determine the mines or locations of origin of the 3TGs in its Covered Products, including (1) seeking information about 3TG smelters and refiners in the supply chain through requesting that suppliers complete the CMRT, (2) verifying those smelters and refiners with the expanding CFSI lists, (3) conducting the due diligence review, and (4) obtaining additional documentation and verification, as applicable.

5.3	Design and Implement a Strategy to Respond to Risks

As described in IMAX’s Conflict Minerals Policy, IMAX will engage any suppliers whom it has reason to believe is supplying the Company with 3TG from sources that may support conflict in the Covered Countries to establish an alternative source of 3TG that does not support such conflict, as provided in the OECD guidance. At present, the Company has found no instances where it was necessary to terminate a contract or find a replacement supplier.

5.4	Carry out Independent Third Party Audit of Supply Chain Due Diligence at Identified Points in the Supply Chain

The Company does not typically have a direct relationship with 3TG smelters and refiners and does not perform or direct audits of these entities within its supply chain.

5.5	Report annually on supply chain due diligence

The Company reports annually on supply chain due diligence by filing a Form SD and a Conflict Minerals Report with the SEC. The Company’s Form SD and Conflict Minerals Report can be found at http://www.imax.com/content/corporate-governance.

6.	Due Diligence Results

The large majority of the responses received provided data at a company or divisional level meaning that the 3TG may or may not actually be present in the components or parts actually supplied to IMAX. In many other cases, the suppliers were unable to specify the smelters or refiners used for components supplied to IMAX. Furthermore, suppliers did not always provide smelter or refiner lists nor were the smelter or refiner lists they did supply consistently completed with smelter or refiner identification numbers. In addition, many of the responses provided at the company or division level indicated an “unknown” status in terms of determining the origin of 3TGs. Therefore, we were unable to validate that any of these smelters or refiners are actually in our supply chain.

As of May 20th, 2016, we have validated 306 smelters or refiners and continue to work to validate the additional smelter and refiner entries from the submitted CMRTs. We have included the current list of valid smelters and refiners disclosed to us by our suppliers in Annex 1 to this report.

Based on the smelter and refiner lists provided by suppliers via the CMRTs, which were in turn validated against the CFSI as described above, we are aware of (i) 214 conflict-free smelters or refiners; (ii) 37 smelters or refiners that have begun the process to be validated as conflict-free, and which are active in the Conflict Free Smelter Program but have not yet been validated as conflict-free; (iii) and 55 smelters or refiners that are not conflict-free and have not started the process to become conflict-free. Annex 1 also includes an aggregate country list of known smelter or refiner sourcing countries.

7.	Steps to be taken to mitigate risk

Going forward, IMAX intends to take the following steps to further improve its due diligence and to further mitigate any risk that the necessary 3TGs in IMAX products could benefit armed groups in the DRC or adjoining countries:

•	Further refine and enhance clauses in new purchase orders and supplier contracts to assist in implementing the Company’s conflict minerals program;

•	Expand the number of suppliers requested to supply information while working with suppliers to move to the latest version of the CMRT;

•	Engage any suppliers found to be supplying the Company with 3TG from sources that support conflict in the DRC or any adjoining country to establish an alternative source of 3TG that does not support such conflict; and

•	Increase the emphasis on clean and validated smelter or refiner information from the supply chain as the list of conflict-free smelters and refiners grows and more smelters declare their intent to enroll in the program.

All suppliers who do not know the origin of the 3TGs in their products will be further encouraged to examine their supply chain and enact due diligence measures as per the OECD guidance. The goal for these suppliers is to determine origin of their 3TGs and, if not from recycled or scrap resources, then to ensure a conflict-free origin. Should suppliers of parts that are at a high risk of containing 3TGs remain unresponsive or if suppliers are unable to definitively determine origin and to take necessary subsequent steps to ensure that their products are conflict-free, IMAX will consider replacing such suppliers.

Annex 1

Country of Origin List: Argentina, Australia, Austria, Belgium, Bolivia, Brazil, Cambodia, Canada, Chile, China, Columbia, Cote D’Ivoire, Czech Republic, Djibouti, Ecuador, Egypt, Estonia, Ethiopia, France, Germany, Guyana, Hungary, India, Indonesia, Ireland, Israel, Japan, Kazakhstan, Laos, Luxembourg, Madagascar, Malaysia, Mongolia, Myanmar, Namibia, Netherlands, Nigeria, Peru, Portugal, Russia, Sierra Leone, Singapore, Slovakia, South Korea, Spain, Suriname, Switzerland, Taiwan, Thailand, United Kingdom, United States, Vietnam, Zimbabwe, Kenya, Mozambique, South Africa, Democratic Republic of the Congo, Angola, Burundi, Central African Republic, Republic of Congo, Rwanda, South Sudan, Tanzania, Uganda, and Zambia.

Metal	Standard Smelter Name	Smelter Facility Location	Conflict Free?

Gold	Advanced Chemical Company	UNITED STATES

Gold	Aida Chemical Industries Co., Ltd.	JAPAN	Yes

Gold	Aktyubinsk Copper Company TOO	KAZAKHSTAN

Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES

Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	Yes

Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN

Gold	AngloGold Ashanti Córrego do Sítio Mineração	BRAZIL	Yes

Gold	Argor-Heraeus SA	SWITZERLAND	Yes

Gold	Asahi Pretec Corporation	JAPAN	Yes

Gold	Asahi Refining Canada Limited	CANADA	Yes

Gold	Asahi Refining USA Inc.	UNITED STATES	Yes

Gold	Asaka Riken Co., Ltd.	JAPAN	Yes

Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY

Gold	Aurubis AG	GERMANY	Yes

Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	Yes

Gold	Bauer Walser AG	GERMANY

Gold	Boliden AB	SWEDEN	Yes

Gold	C. Hafner GmbH + Co. KG	GERMANY	Yes

Gold	Caridad	MEXICO

Gold	CCR Refinery - Glencore Canada Corporation	CANADA	Yes

Metal	Standard Smelter Name	Smelter Facility Location	Conflict Free?

Gold	Cendres + Métaux SA	SWITZERLAND

Gold	Chimet S.p.A.	ITALY	Yes

Gold	Chugai Mining	JAPAN

Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF

Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA

Gold	Do Sung Corporation	KOREA, REPUBLIC OF

Gold	DODUCO GmbH	GERMANY	Yes

Gold	Dowa	JAPAN	Yes

Gold	Eco-System Recycling Co., Ltd.	JAPAN	Yes

Gold	Elemetal Refining, LLC	UNITED STATES	Yes

Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES	Yes

Gold	Faggi Enrico S.p.A.	ITALY

Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE

Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	CHINA

Gold	Geib Refining Corporation	UNITED STATES

Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA

Gold	Guangdong Jinding Gold Limited	CHINA

Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA

Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA

Gold	Heimerle + Meule GmbH	GERMANY	Yes

Gold	Heraeus Ltd. Hong Kong	CHINA	Yes

Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY	Yes

Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA

Gold	Hwasung CJ Co., Ltd.	KOREA, REPUBLIC OF

Metal	Standard Smelter Name	Smelter Facility Location	Conflict Free?

Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	CHINA	Yes

Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	Yes

Gold	Istanbul Gold Refinery	TURKEY	Yes

Gold	Japan Mint	JAPAN	Yes

Gold	Jiangxi Copper Company Limited	CHINA	Yes

Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	Yes

Gold	JSC Uralelectromed	RUSSIAN FEDERATION	Yes

Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	Yes

Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES

Gold	Kazakhmys Smelting LLC	KAZAKHSTAN

Gold	Kazzinc	KAZAKHSTAN	Yes

Gold	Kennecott Utah Copper LLC	UNITED STATES	Yes

Gold	KGHM Polska Miedź Spółka Akcyjna	POLAND

Gold	Kojima Chemicals Co., Ltd.	JAPAN	Yes

Gold	Korea Metal Co., Ltd.	KOREA, REPUBLIC OF

Gold	Korea Zinc Co. Ltd.	KOREA, REPUBLIC OF

Gold	Kyrgyzaltyn JSC	KYRGYZSTAN

Gold	L’ azurde Company For Jewelry	SAUDI ARABIA

Gold	Lingbao Gold Company Limited	CHINA

Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA

Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	Yes

Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA

Gold	Materion	UNITED STATES	Yes

Metal	Standard Smelter Name	Smelter Facility Location	Conflict Free?

Gold	Matsuda Sangyo Co., Ltd.	JAPAN	Yes

Gold	Metahub Industries Sdn. Bhd.	MALAYSIA

Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	Yes

Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	Yes

Gold	Metalor Technologies (Suzhou) Ltd.	CHINA

Gold	Metalor Technologies SA	SWITZERLAND	Yes

Gold	Metalor USA Refining Corporation	UNITED STATES	Yes

Gold	METALÚRGICA MET-MEX PEÑOLES, S.A. DE C.V	MEXICO	Yes

Gold	Mitsubishi Materials Corporation	JAPAN	Yes

Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	Yes

Gold	MMTC-PAMP India Pvt., Ltd.	INDIA	Yes

Gold	Morris and Watson	NEW ZEALAND

Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	Yes

Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY	Yes

Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN

Gold	Nihon Material Co., Ltd.	JAPAN	Yes

Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	Yes

Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	Yes

Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	RUSSIAN FEDERATION	Yes

Gold	OJSC Kolyma Refinery	RUSSIAN FEDERATION

Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION	Yes

Gold	PAMP SA	SWITZERLAND	Yes

Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA

Metal	Standard Smelter Name	Smelter Facility Location	Conflict Free?

Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	Yes

Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	Yes

Gold	PX Précinox SA	SWITZERLAND	Yes

Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	Yes

Gold	Republic Metals Corporation	UNITED STATES	Yes

Gold	Royal Canadian Mint	CANADA	Yes

Gold	Sabin Metal Corp.	UNITED STATES

Gold	Samduck Precious Metals	KOREA, REPUBLIC OF

Gold	SAMWON Metals Corp.	KOREA, REPUBLIC OF

Gold	SAXONIA Edelmetalle GmbH	GERMANY

Gold	Schone Edelmetaal B.V.	NETHERLANDS	Yes

Gold	SEMPSA Joyería Platería SA	SPAIN	Yes

Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA

Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	Yes

Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	Yes

Gold	Singway Technology Co., Ltd.	TAIWAN	Yes

Gold	So Accurate Group, Inc.	UNITED STATES

Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	Yes

Gold	Solar Applied Materials Technology Corp.	TAIWAN	Yes

Gold	Sudan Gold Refinery	SUDAN

Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	Yes

Gold	T.C.A S.p.A	ITALY	Yes

Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	Yes

Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA	Yes

Metal	Standard Smelter Name	Smelter Facility Location	Conflict Free?

Gold	Tokuriki Honten Co., Ltd.	JAPAN	Yes

Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA

Gold	Torecom	KOREA, REPUBLIC OF

Gold	Umicore Brasil Ltda.	BRAZIL	Yes

Gold	Umicore Precious Metals Thailand	THAILAND	Yes

Gold	Umicore SA Business Unit Precious Metals Refining	BELGIUM	Yes

Gold	United Precious Metal Refining, Inc.	UNITED STATES	Yes

Gold	Valcambi SA	SWITZERLAND	Yes

Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA	Yes

Gold	WIELAND Edelmetalle GmbH	GERMANY

Gold	Yamamoto Precious Metal Co., Ltd.	JAPAN	Yes

Gold	Yokohama Metal Co., Ltd.	JAPAN	Yes

Gold	Yunnan Copper Industry Co., Ltd.	CHINA

Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	Yes

Gold	Zijin Mining Group Co., Ltd. Gold Refinery	CHINA	Yes

Tantalum	Avon Specialty Metals Ltd	UNITED KINGDOM

Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA	Yes

Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA	Yes

Tantalum	D Block Metals, LLC	UNITED STATES	Yes

Tantalum	Duoluoshan	CHINA	Yes

Tantalum	Exotech Inc.	UNITED STATES	Yes

Tantalum	F&X Electro-Materials Ltd.	CHINA	Yes

Tantalum	FIR Metals & Resource Ltd.	CHINA	Yes

Tantalum	Global Advanced Metals Aizu	JAPAN	Yes

Tantalum	Global Advanced Metals Boyertown	UNITED STATES	Yes

Metal	Standard Smelter Name	Smelter Facility Location	Conflict Free?

Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA	Yes

Tantalum	Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch	CHINA

Tantalum	H.C. Starck Co., Ltd.	THAILAND	Yes

Tantalum	H.C. Starck GmbH Goslar	GERMANY	Yes

Tantalum	H.C. Starck GmbH Laufenburg	GERMANY	Yes

Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY	Yes

Tantalum	H.C. Starck Inc.	UNITED STATES	Yes

Tantalum	H.C. Starck Ltd.	JAPAN	Yes

Tantalum	H.C. Starck Smelting GmbH & Co.KG	GERMANY	Yes

Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	Yes

Tantalum	Hi-Temp Specialty Metals, Inc.	UNITED STATES	Yes

Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	Yes

Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	Yes

Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA	Yes

Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	Yes

Tantalum	KEMET Blue Metals	MEXICO	Yes

Tantalum	KEMET Blue Powder	UNITED STATES	Yes

Tantalum	King-Tan Tantalum Industry Ltd.	CHINA	Yes

Tantalum	LSM Brasil S.A.	BRAZIL	Yes

Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	Yes

Tantalum	Mineração Taboca S.A.	BRAZIL	Yes

Tantalum	Mitsui Mining & Smelting	JAPAN	Yes

Tantalum	Molycorp Silmet A.S.	ESTONIA	Yes

Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	Yes

Tantalum	Plansee SE Liezen	AUSTRIA	Yes

Tantalum	Plansee SE Reutte	AUSTRIA	Yes

Tantalum	QuantumClean	UNITED STATES	Yes

Metal	Standard Smelter Name	Smelter Facility Location	Conflict Free?

Tantalum	Resind Indústria e Comércio Ltda.	BRAZIL	Yes

Tantalum	RFH Tantalum Smeltry Co., Ltd.	CHINA	Yes

Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	Yes

Tantalum	Taki Chemicals	JAPAN	Yes

Tantalum	Telex Metals	UNITED STATES	Yes

Tantalum	Tranzact, Inc.	UNITED STATES	Yes

Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	Yes

Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	Yes

Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA	Yes

Tantalum	Zhuzhou Cemented Carbide	CHINA	Yes

Tin	Alpha	UNITED STATES	Yes

Tin	An Thai Minerals Company Limited	VIET NAM

Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM

Tin	Chenzhou Yun Xiang mining limited liability company	CHINA

Tin	China Tin Group Co., Ltd.	CHINA	Yes

Tin	CNMC (Guangxi) PGMA Co., Ltd.	CHINA

Tin	Cooperativa Metalurgica de Rondônia Ltda.	BRAZIL	Yes

Tin	CV Ayi Jaya	INDONESIA	Yes

Tin	CV Dua Sekawan	INDONESIA

Tin	CV Gita Pesona	INDONESIA	Yes

Tin	CV Serumpun Sebalai	INDONESIA	Yes

Tin	CV United Smelting	INDONESIA	Yes

Tin	CV Venus Inti Perkasa	INDONESIA	Yes

Tin	Dowa	JAPAN	Yes

Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM

Metal	Standard Smelter Name	Smelter Facility Location	Conflict Free?

Tin	Elmet S.L.U. (Metallo Group)	SPAIN	Yes

Tin	EM Vinto	BOLIVIA	Yes

Tin	Estanho de Rondônia S.A.	BRAZIL

Tin	Feinhütte Halsbrücke GmbH	GERMANY

Tin	Fenix Metals	POLAND	Yes

Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA

Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	Yes

Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA

Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA

Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA

Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA

Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA	Yes

Tin	Linwu Xianggui Ore Smelting Co., Ltd.	CHINA

Tin	Magnu’s Minerais Metais e Ligas Ltda.	BRAZIL	Yes

Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	Yes

Tin	Melt Metais e Ligas S/A	BRAZIL	Yes

Tin	Metahub Industries Sdn. Bhd.	MALAYSIA

Tin	Metallic Resources, Inc.	UNITED STATES	Yes

Tin	Metallo-Chimique N.V.	BELGIUM	Yes

Tin	Mineração Taboca S.A.	BRAZIL	Yes

Tin	Minsur	PERU	Yes

Tin	Mitsubishi Materials Corporation	JAPAN	Yes

Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	CHINA

Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM

Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	Yes

Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	Yes

Tin	Operaciones Metalurgical S.A.	BOLIVIA	Yes

Metal	Standard Smelter Name	Smelter Facility Location	Conflict Free?

Tin	Phoenix Metal Ltd.	RWANDA

Tin	PT Alam Lestari Kencana	INDONESIA

Tin	PT Aries Kencana Sejahtera	INDONESIA	Yes

Tin	PT Artha Cipta Langgeng	INDONESIA	Yes

Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	Yes

Tin	PT Babel Inti Perkasa	INDONESIA	Yes

Tin	PT Bangka Kudai Tin	INDONESIA

Tin	PT Bangka Prima Tin	INDONESIA	Yes

Tin	PT Bangka Timah Utama Sejahtera	INDONESIA

Tin	PT Bangka Tin Industry	INDONESIA	Yes

Tin	PT Belitung Industri Sejahtera	INDONESIA	Yes

Tin	PT BilliTin Makmur Lestari	INDONESIA	Yes

Tin	PT Bukit Timah	INDONESIA	Yes

Tin	PT Cipta Persada Mulia	INDONESIA	Yes

Tin	PT DS Jaya Abadi	INDONESIA	Yes

Tin	PT Eunindo Usaha Mandiri	INDONESIA	Yes

Tin	PT Fang Di MulTindo	INDONESIA

Tin	PT Inti Stania Prima	INDONESIA	Yes

Tin	PT Justindo	INDONESIA	Yes

Tin	PT Karimun Mining	INDONESIA

Tin	PT Mitra Stania Prima	INDONESIA	Yes

Tin	PT Panca Mega Persada	INDONESIA	Yes

Tin	PT Pelat Timah Nusantara Tbk	INDONESIA

Tin	PT Prima Timah Utama	INDONESIA	Yes

Tin	PT Refined Bangka Tin	INDONESIA	Yes

Tin	PT Sariwiguna Binasentosa	INDONESIA	Yes

Tin	PT Seirama Tin Investment	INDONESIA

Metal	Standard Smelter Name	Smelter Facility Location	Conflict Free?

Tin	PT Stanindo Inti Perkasa	INDONESIA	Yes

Tin	PT Sukses Inti Makmur	INDONESIA	Yes

Tin	PT Sumber Jaya Indah	INDONESIA	Yes

Tin	PT Timah (Persero) Tbk Kundur	INDONESIA	Yes

Tin	PT Timah (Persero) Tbk Mentok	INDONESIA	Yes

Tin	PT Tinindo Inter Nusa	INDONESIA	Yes

Tin	PT Tirus Putra Mandiri	INDONESIA

Tin	PT Tommy Utama	INDONESIA	Yes

Tin	PT Wahana Perkit Jaya	INDONESIA	Yes

Tin	Resind Indústria e Comércio Ltda.	BRAZIL	Yes

Tin	Rui Da Hung	TAIWAN	Yes

Tin	Soft Metais Ltda.	BRAZIL	Yes

Tin	Thaisarco	THAILAND	Yes

Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM

Tin	VQB Mineral and Trading Group JSC	VIET NAM	Yes

Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL	Yes

Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA

Tin	Yunnan Tin Group (Holding) Company Limited	CHINA	Yes

Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN	Yes

Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM	Yes

Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	Yes

Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	Yes

Tungsten	Dayu Jincheng Tungsten Industry Co., Ltd.	CHINA

Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CHINA

Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA	Yes

Tungsten	Ganxian Shirui New Material Co., Ltd.	CHINA

Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	Yes

Metal	Standard Smelter Name	Smelter Facility Location	Conflict Free?

Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	Yes

Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	CHINA

Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	Yes

Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CHINA	Yes

Tungsten	Global Tungsten & Powders Corp.	UNITED STATES	Yes

Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	Yes

Tungsten	H.C. Starck GmbH	GERMANY	Yes

Tungsten	H.C. Starck Smelting GmbH & Co.KG	GERMANY	Yes

Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA	Yes

Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA	Yes

Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Yanglin	CHINA

Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	Yes

Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION	Yes

Tungsten	Japan New Metals Co., Ltd.	JAPAN	Yes

Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA

Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	Yes

Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	CHINA

Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA

Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA

Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA	Yes

Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA

Tungsten	Kennametal Fallon	UNITED STATES

Tungsten	Kennametal Huntsville	UNITED STATES	Yes

Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	Yes

Metal	Standard Smelter Name	Smelter Facility Location	Conflict Free?

Tungsten	Niagara Refining LLC	UNITED STATES	Yes

Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM	Yes

Tungsten	Pobedit, JSC	RUSSIAN FEDERATION

Tungsten	Sanher Tungsten Vietnam Co., Ltd.	VIET NAM

Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM	Yes

Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIET NAM	Yes

Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA	Yes

Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	Yes

Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	Yes

Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA	Yes